EXHIBIT (10)T

2006 NAMED EXECUTIVE OFFICER

SALARY, STOCK OPTIONS AND BONUS TABLE

NEO Table

The table below sets forth (i) base salaries established for the 2006 fiscal year for the Company’s Chief Executive Officer during 2005 and the next four most-highly compensated executive officers who were serving in those capacities at December 31, 2005 (the “NEOs”); (ii) stock options granted for the 2006 fiscal year for the NEOs, which are listed in the table as 2005 grants; and (iii) bonuses paid to the NEOs for the 2005 fiscal year. Although the reload feature was eliminated for option grants subsequent to 2002, certain past grants provided for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company. The reload option (i) is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, (ii) has an exercise price equal to the fair market value of the Company’s Common Stock on the reload grant date, and (iii) is immediately exercisable at any time during the remaining exercise term of the original stock option.

Name and Principal	Salary		Option Grant			Bonus
Position	Year	Amount	Year	Initial	Reloads	Year	Amount
Douglas M. Baker, Jr.,	2006	$800,000	2005	303,000	23,499	2005	$1,260,000
President and Chief	2005	$700,000	2004	314,000	0	2004	$850,000
Executive Officer	2004	$625,000	2003	220,000	0	2003	$400,000
Stephen D. Newlin,	2006	$500,000	2005	60,500	0	2005	$412,600
President – Industrial	2005	$474,250	2004	54,100	0	2004	$375,000
Sector(1)	2004	$457,500	2003	100,000	0	2003	$112,500
Steven L. Fritze,Executive	2006	$420,000	2005	83,200	0	2005	$325,000
Vice President and Chief	2005	$380,000	2004	88,200	0	2004	$371,000
Financial Officer	2004	$345,500	2003	100,000	0	2003	$250,000
James A. Miller, Executive	2006	$350,000	2005	50,400	0	2005	$270,000
Vice President – Industrial	2005	$315,000	2004	54,100	0	2004	$200,000
Sector	2004	$303,333	2003	65,000	0	2003	$102,900
Lawrence T. Bell, Senior	2006	$342,000	2005	50,400	95,377	2005	$254,000
Vice President, General	2005	$330,000	2004	54,100	0	2004	$307,500
Counsel and Secretary	2004	$315,000	2003	70,000	0	2003	$202,800

(1) Mr. Newlin resigned from the Company effective February 20, 2006.